EXHIBIT 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated January 24, 2020, to the incorporation by reference in this Report on the Form 1-A registration of LB 1 LLC for the 11-month period ended November 30, 2019 of our report dated January 17, 2020 included in its Registration Statement on Form 1-A relating to the financial statements for the 11-month period ended November 30, 2019, listed in the accompanying index.

Spiegel Accountancy Corp

Pleasant Hill, California

January 24, 2020